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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 19, 2001, on our audit of the consolidated financial statements of Applied Films Corporation (and to all references to our Firm) included in or made a part of this registration statement.




                                                     /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,

    November 5, 2001.